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                                                                Exhibit 11



                           STATER BROS. HOLDINGS INC.
                    Calculation of Earnings Per Common Share
                                  (Unaudited)
              (In thousands, except number of shares and per share amounts)





                                                         13 Weeks Ended                    39 Weeks Ended
                                                         --------------                    --------------

                                                      June 25,    June 23,              June 25,    June 23,

                                                        1995         1996                 1995         1996
                                                        ----         ----                 ----         ----



Net income                                           $ 2,162     $  4,385              $  5,315     $ 12,323

Less preferred dividends                                   -        1,816                     -        2,155
                                                     -------     --------              --------     --------

Net income available to common shareholders          $ 2,162     $  2,569              $  5,315     $ 10,168
                                                     =======     ========              ========     ========

Earnings per common share                            $ 21.62     $  51.38              $  53.15     $ 126.75
                                                     =======     ========              ========     ========

Average common shares outstanding                    100,000       50,000               100,000       80,220
                                                     =======     ========              ========     ========

Common shares outstanding at end of period           100,000       50,000               100,000       50,000
                                                     =======     ========              ========     ========




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